UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Noble Energy Way

Houston, Texas 77070

(Address of Principal Executive Offices)

(281) 872-3100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Letter Agreement

On December 7, 2017, Noble Energy, Inc., a Delaware corporation (the “Company”), entered into a Letter Agreement (the “Letter Agreement”) with Wheeling Creek Midstream, LLC, a Delaware Limited Liability Company (“Wheeling Creek”), a portfolio company of Quantum Energy Partners, and Noble Energy US Holdings, LLC, a Delaware Limited Liability Company (“Noble Holdings”), a subsidiary of the Company, with respect to that certain Purchase Agreement (the “Purchase Agreement”), dated May 17, 2017, among the Company, Wheeling Creek and Noble Holdings.

Under the Purchase Agreement, subject to certain exceptions, each of the Company and Wheeling Creek would be entitled to terminate the Purchase Agreement if the transactions contemplated thereby have not been consummated by an “outside date” of December 31, 2017. Under the Letter Agreement the outside date has been extended until June 30, 2018 and any closing of the transactions is subject to the restructuring of the governance, operational and economic structure of CONE Gathering LLC, CONE Midstream Partners LP and CONE Midstream GP LLC in a manner acceptable to Wheeling Creek.

In addition, the Letter Agreement permits the Company to discuss and negotiate with CNX Gas Company LLC and its affiliates (collectively, the “CONSOL Parties”) with respect to a potential sale to the CONSOL Parties of the Company’s 50% interest in CONE Gathering LLC or its interest in CONE Midstream Partners LP and to terminate the Purchase Agreement if definitive agreements related to such a sale are entered into.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2017

NOBLE ENERGY, INC.

By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Deputy General Counsel and Assistant Secretary